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                                                                    Exhibit 3.27

                              ARTICLES OF AMENDMENT
                          BY DIRECTORS OR SHAREHOLDERS

1.   Name of the corporation prior to amendment:

     Evergreen International Airlines, Inc.

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.)

               See Exhibit A attached hereto.

3. The amendment(s) was adopted on December 28, 1992. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

-----------------------------------------------------------------------------------------------
Class or series of   Number of shares     Number of votes     Number of votes   Number of votes
      shares           outstanding      entitled to be cast      cast for         cast against
-----------------------------------------------------------------------------------------------
      Common               100                  100                 100               0
-----------------------------------------------------------------------------------------------

5. [ ] Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.


Execution: /s/ Joseph E. Sharp             Joseph E. Sharp             President
           -------------------             Printed name                Title
               Signature


Person to contact about this filing: Karen M. Dodge         503-295-4400
                                     Name                   Daytime phone number

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                                    EXHIBIT A

                    AMENDMENTS TO ARTICLES OF INCORPORATION

                  ARTICLE VII. LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                          ARTICLE VIII. INDEMNIFICATION

     To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.